EXHIBIT 23

                         Consent of Independent Auditors



We consent to incorporation by reference in the Registration Statements (No. 33-16257), (No. 33-51653), (No. 33-54689) and (No. 33-59099) on Form S-8 of
Thomas Industries Inc. of our report dated February 7, 1996, relating to the consolidated balance sheets of Thomas Industries Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, shareholders' equity, and cash flows and related schedules for each of the years then ended, which report appears in the December 31, 1995, annual report on Form 10-K of Thomas Industries Inc.




                                     /S/  KPMG PEAT MARWICK LLP
                                     KPMG PEAT MARWICK LLP


March 19, 1996